Contact:	Mary A. Chaput Chief Financial Officer
(615) 614-4929

HEALTHWAYS REPORTS 15.4% GROWTH IN THIRD-QUARTER
EARNINGS PER DILUTED SHARE TO $0.30
———————————
BOARD AUTHORIZES SHARE REPURCHASE OF UP TO $60 MILLION

NASHVILLE, Tenn. (October 21, 2010) – Healthways, Inc. (NASDAQ: HWAY) today announced financial results for the third quarter ended September 30, 2010.  Total revenues for the quarter were $170.5 million compared with $181.6 million for the third quarter of 2009.  Net income for the third quarter of 2010 was $10.5 million, or $0.30 per diluted share, compared with $8.8 million, or $0.26 per diluted share, for the third quarter of 2009.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

	Three Months Ended September 30,
	2010	2010	2009
	Actual	Guidance	Actual
Domestic	$ 0.30	$ 0.26 – 0.28	$ 0.29
International	0.00	0.00 – 0.01	(0.03)
Net income per diluted share	$ 0.30	$ 0.26 – 0.29	$ 0.26

“Healthways met or exceeded its financial expectations during the third quarter of 2010,” commented Ben R. Leedle, Jr., chief executive officer of Healthways.  “As anticipated, total revenues declined on a comparable-quarter basis due to previously discussed contract renegotiations and terminations in our domestic business, which were somewhat offset by comparable-quarter growth in international revenues.  Despite the decline in total revenues, we achieved increased profitability, primarily due to effective expense management in our domestic business and improved margins in our international business.  EBITDA as a percentage of revenues for the third quarter of 2010 increased to 19.6% from 17.2% for the third quarter last year, and earnings per diluted share increased 15.4% for the comparable quarters.

“The Company also produced substantial net cash flows from operations of $41.8 million for the third quarter.  In addition to third-quarter cash capital expenditures of $8.9 million, cash was used to fund debt reduction of approximately $24 million.  The improvement in the ratio of total debt to total capitalization to 36.1% at the end of the latest quarter, from 39.1% at the end of the second quarter this year and 42.1% at the end of the third quarter of 2009 reflects our strong cash flows and increased financial flexibility.  The ratio of long-term debt to EBITDA, as calculated under our credit agreement, was 1.7 at the end of the quarter compared with 1.9 at the end of the second quarter of 2010 and 2.0 at the end of the third quarter of 2009.  We continue to expect 2010 net cash flows from operating activities in a range of $80 million to $100 million and total capital expenditures in the range of $45 million to $50 million.  As a result, we are well positioned to fund share repurchases related to today’s announcement of our Board of Directors’ authorization of the repurchase over the next two years of up to $60 million of Healthways’ common stock.

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

“During the third quarter, we continued to sign new, expanded and extended contracts with new and existing customers.  Although our year-to-date RFP volume through September 30 has increased approximately 21% versus the same period last year, RFP volume just in the third quarter was lower by approximately 15% than the third quarter of 2009.  We believe the recent slowing in RFP volume reflects several factors, including the increasing concern about both lethargic economic growth and the continuing high level of unemployment compared to the more optimistic sentiment this past spring.  These concerns are being compounded by renewed uncertainty regarding both the implementation of recent healthcare legislation and the potential impact of the November elections.

“In these challenging conditions, Healthways produced increased margins, strong cash flow, earnings growth and an improved financial position for the third quarter of 2010.  While this performance supports our confidence with regard to our guidance for the full year, our visibility into 2011 is less clear.  We are becoming more cautious that a soft economy with high unemployment, disruptive forces and market behavior related to the implementation of health care reform, and the turbulent political environment could continue to delay our customers’ purchasing decisions and, thereby, limit our ability to achieve a growth inflection point during 2011.  However, disruptive change also creates opportunities, and Healthways has already secured multiple strategic relationships necessary to provide alternative models for distributing and delivering our services and value proposition in a changing market.”

Revenue Guidance

Healthways today narrowed its guidance for 2010 revenues to a range of $695 million to $708 million.  This range includes revenues from domestic operations in a range of $668 million to $675 million and from international revenues in a range of $27 million to $33 million.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2010 (GUIDANCE) AND THE YEAR ENDED DECEMBER 31, 2009
(Dollars in millions)

	Twelve Months
	Ending Dec. 31, 2010 (Guidance)	Ended Dec. 31, 2009 (Actual)

Domestic	$668.0-675.0	$699.0
International	27.0-33.0	18.4
Total Company	$695.0-708.0	$717.4

Earnings Guidance

The Company today also narrowed its guidance for 2010 net income per diluted share to a range of $1.12 to $1.19.  Guidance for 2010 adjusted net income per diluted share, which excludes the positive impact of $0.05 attributable to an earn-out adjustment and investment gain recorded in the second quarter of 2010, is in a new range of $1.07 to $1.14.  The components of guidance for adjusted net income per diluted share include an increase in the low end of guidance for domestic operations to a new range of $1.12 to $1.16, reflecting performance through the first nine months of 2010.  Also included is a reduction in guidance for international operations, solely as a result of anticipated fourth-quarter costs associated with the wind down of operations for the DAK contract, to an estimated net loss in a range of $0.02 to $0.05.

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

The Company’s guidance for net income per diluted share for the fourth quarter of 2010 is in a range of $0.21 to $0.28.  Guidance for domestic operations is for net income in a range of $0.26 to $0.30.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 6 - 8 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months		Three Months
	Ending Dec. 31, 2010 (Guidance)	Ended Dec. 31, 2009 (Actual)	Ending Dec. 31, 2010 (Guidance)

Domestic, excluding earn-out adjustment, investment gain, and lawsuit settlement costs	$1.12 - 1.16	$1.10	$0.26 - 0.30
International	(0.05) - (0.02)	(0.11)	(0.05) - (0.02)
Adjusted net income per diluted share	1.07 - 1.14	0.99	0.21 - 0.28
Earn-out adjustment and investment gain	0.05	0.05	-
Lawsuit settlement costs	-	(0.73)	-
Net income per diluted share	$1.12 - 1.19	$0.30	(1)	$0.21 - 0.28

(1) Figures do not add due to rounding.

Summary

Mr. Leedle concluded, “Notwithstanding our concern about near-term growth dynamics, lifestyle health risks and disease incidence and prevalence are increasing around the world.  Momentum continues to build toward addressing these increases, as well as the attendant unsustainable growth in healthcare costs, through comprehensive, integrated solutions that encompass whole populations, regardless of age, gender or health status.  Healthways, with proven, scaled solutions that serve nearly 40 million people worldwide, remains best positioned to meet this growing demand.  Through the demonstrated effectiveness of these solutions to improve performance by helping healthy people stay healthy, reducing health risks and optimizing care for those with chronic conditions, we expect to achieve our objectives for long-term growth in earnings and increased shareholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6198482, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•
the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation in order to provide forward-looking guidance;

•	the Company’s ability to reach mutual agreement with the Centers for Medicare and Medicaid Services (CMS) with respect to the Company’s results under Phase I of Medicare Health Support;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the Company’s ability to accurately forecast the amount and timing of the costs associated with the wind down of the operations for the DAK contract;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•	the risks associated with changes in macroeconomic conditions;
•	the Company’s ability to integrate acquired businesses or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to our business, including the recently enacted Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways' solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues	$170,487	$181,642	$525,009	$542,214
Cost of services (exclusive of depreciation and amortization of $9,309, $8,517, $29,471, and $25,843, respectively, included below)	119,686	132,498	370,539	393,097
Selling, general & administrative expenses	17,420	17,816	53,358	55,050
Depreciation and amortization	12,772	11,956	39,666	36,155

Operating income	20,609	19,372	61,446	57,912
Gain on sale of investment	—	—	(1,163)	(2,581)
Interest expense	3,487	3,888	10,521	12,091
Legal settlement and related costs	—	—	—	39,956

Income before income taxes	17,122	15,484	52,088	8,446
Income tax expense	6,598	6,682	20,312	5,582

Net income	$10,524	$8,802	$31,776	$2,864

Earnings per share:
Basic	$0.31	$0.26	$0.93	$0.08

Diluted	$0.30	$0.26	$0.91	$0.08

Weighted average common shares
and equivalents:
Basic	34,231	33,745	34,103	33,701
Diluted	34,964	34,481	34,939	34,232

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding
Investment Gain and Lawsuit Settlement Costs and Reconciliation of Adjusted EPS to
EPS, GAAP Basis

Twelve Months Ended
December 31, 2009
Domestic EPS excluding investment gain and lawsuit settlement costs (1)	$1.10
International EPS (loss)	(0.11)
Adjusted EPS (2)	$0.99
EPS attributable to investment gain (3)	0.05
EPS (loss) attributable to lawsuit settlement costs (4)	(0.73)
EPS, GAAP basis (5)	$0.30

(1) Domestic EPS excluding investment gain and lawsuit settlement costs is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to investment gain and lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding investment gain and lawsuit settlement costs in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to investment gain and lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS attributable to investment gain consists of $2.6 million related to the January 2009 sale of a private company in which we held a preferred stock investment.

(4) EPS (loss) attributable to lawsuit settlement costs consists of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.

(5) Figures do not add due to rounding.

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

Reconciliation of Domestic EPS Guidance Excluding Earn-Out Adjustment
and Investment Gain and Reconciliation of Adjusted EPS Guidance to
EPS Guidance, GAAP Basis

Twelve Months Ending
December 31, 2010
Domestic EPS guidance excluding earn-out adjustment and investment gain (6)	$1.12 – 1.16
International EPS (loss) guidance	(0.05) – (0.02)
Adjusted EPS guidance (7)	$1.07 – 1.14
EPS attributable to earn-out adjustment and investment gain (8)	0.05
EPS guidance, GAAP basis	$1.12 – 1.19

(6) Domestic EPS guidance excluding earn-out adjustment and investment gain is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS guidance excluding earn-out adjustment and investment gain in isolation or as a substitute for Domestic EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(7) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(8) EPS attributable to earn-out adjustment and investment gain includes income of $1.5 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition and a $1.2 million gain attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

Reconciliation of Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) to Net Income (in thousands)

	Three Months	Three Months
	Ended	Ended
	September 30, 2010	September 30, 2009
EBITDA (9)	$33,381	$31,328
Interest expense	(3,487)	(3,888)
Income tax expense	(6,598)	(6,682)
Depreciation and amortization	(12,772)	(11,956)
Net income	$10,524	$8,802

(9) EBITDA is a non-GAAP financial measure.  The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

requirements.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$1,954	$2,356
Accounts receivable, net	108,633	100,833
Prepaid expenses	13,324	10,433
Other current assets	3,564	4,945
Income taxes receivable	2,086	6,452
Deferred tax asset	23,903	24,197

Total current assets	153,464	149,216

Property and equipment
Leasehold improvements	41,020	40,609
Computer equipment and related software	210,170	166,448
Furniture and office equipment	28,371	28,096
Capital projects in process	7,979	23,052
	287,540	258,205
Less accumulated depreciation	(158,860)	(134,046)
Net property and equipment	128,680	124,159

Other assets	15,093	11,498
Customer contracts, net	25,074	29,343
Other intangible assets, net	70,940	71,704
Goodwill, net	496,265	496,446

Total assets	$889,516	$882,366

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$19,080	$29,171
Accrued salaries and benefits	39,888	58,212
Accrued liabilities	26,710	25,004
Deferred revenue	6,026	4,639
Contract billings in excess of earned revenue	80,837	70,440
Current portion of long-term debt	4,152	2,192
Current portion of long-term liabilities	3,451	3,854

Total current liabilities	180,144	193,512

Long-term debt	231,565	254,345
Long-term deferred tax liability	15,579	14,617

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

Other long-term liabilities	44,798	42,615

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value,120,000,000 shares authorized,
34,290,814 and 33,858,917 shares outstanding	34	34
Additional paid-in capital	231,472	222,472
Retained earnings	190,656	158,880
Accumulated other comprehensive loss	(4,732)	(4,109)

Total stockholders' equity	417,430	377,277

Total liabilities and stockholders' equity	$889,516	$882,366

- MORE -

HWAY Reports Third-Quarter Results

October 21, 2010

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income	$31,776	$2,864
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	39,666	36,155
Amortization of deferred loan costs	1,350	1,128
Gain on sale of investment	(1,163)	(2,581)
(Gain) loss on disposal of property and equipment	(85)	955
Share-based employee compensation expense	7,958	7,863
Excess tax benefits from share-based payment arrangements	(1,048)	(162)
Increase in accounts receivable, net	(7,462)	(6,776)
Decrease (increase) in other current assets	5,740	(5,490)
(Decrease) increase in accounts payable	(3,260)	4,462
(Decrease) increase in accrued salaries and benefits	(18,364)	31,965
Increase (decrease) in other current liabilities	14,368	(3,667)
Deferred income taxes	51	5,339
Other	3,305	3,479
Increase in other assets	(1,043)	(454)
Payments on other long-term liabilities	(2,917)	(2,935)
Net cash flows provided by operating activities	68,872	72,145

Cash flows from investing activities:
Change in restricted cash	—	(538)
Sale of investment	1,163	11,626
Acquisition of property and equipment	(32,292)	(35,638)
Other	(4,211)	(3,655)
Net cash flows used in investing activities	(35,340)	(28,205)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	535,372	283,900
Payments of long-term debt	(563,206)	(325,826)
Deferred loan costs	(3,219)	(784)
Excess tax benefits from share-based payment arrangements	1,048	162
Exercise of stock options	1,004	265
Repurchases of stock options	—	(736)
Change in outstanding checks and other	(5,037)	(3,982)
Net cash flows used in financing activities	(34,038)	(47,001)

Effect of exchange rate changes on cash	104	213

Net decrease in cash and cash equivalents	(402)	(2,848)

Cash and cash equivalents, beginning of period	2,356	5,157

Cash and cash equivalents, end of period	$1,954	$2,309

Noncash Activities:
Assets acquired through capital lease obligations	$5,635	—

- END -